Exhibit 10.13

BLOCKED ACCOUNT PLEDGE AND CONTROL AGREEMENT

(Blocked Account – Exclusive Control by Secured Party)

This BLOCKED ACCOUNT PLEDGE AND CONTROL AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made and entered into as of February 23, 2009, by and among JUPITERMEDIA CORPORATION, a Delaware corporation, to be known as WebMediaBrands Inc. (“Pledgor”), KEYBANK NATIONAL ASSOCIATION, in its capacity as a creditor of Pledgor, as more fully hereinafter described (“Secured Party”), and KEYBANK NATIONAL ASSOCIATION, as a depository bank (together with any other affiliate of KeyBank National Association that may from time to time hold the Blocked Account, as hereinafter defined, collectively, “Depository Bank”).

1. Recitals.

Pledgor and Secured Party entered into that certain Letter of Credit Reimbursement and Security Agreement, dated as of February 23, 2009, (as the same may from time to time be amended, restated or otherwise modified, the “LOC Agreement”), pursuant to which Secured Party has issued the letter of credit more specifically described in Exhibit A hereto (the “Remaining Letter of Credit”).

Pledgor has determined that it is in the business and financial interest of Pledgor that Secured Party continue to provide the Remaining Letter of Credit for the account of Pledgor.

Pledgor understands that Secured Party is willing to continue to provide the Remaining Letter of Credit only upon certain terms and conditions, one of which is that Pledgor grant to Secured Party a security interest in the Blocked Account, and this Agreement is being executed and delivered in consideration of the financial accommodations granted by Secured Party pursuant to the LOC Agreement and the Remaining Letter of Credit, and for other valuable consideration.

Pledgor has deposited Five Hundred Thousand Dollars ($500,000) into the Blocked Account, which funds are being held to secure the Obligations, as hereinafter defined.

2. Definitions. Except as otherwise specifically defined herein, terms that are defined in Chapter 1308 or Chapter 1309 of the Ohio Revised Code as in effect from time to time are used in this Agreement as so defined. As used herein, the following terms shall have the respective meanings indicated:

“Credit” means any letter of credit issued by Secured Party in accordance with the LOC Agreement.

“Blocked Account” means (a) account number 35698800002667 of Pledgor with Depository Bank, and (b) all cash, instruments, certificates of deposit (whether certificated or uncertificated), and other cash equivalents of Pledgor held in such account from time to time, including but not limited to any interest earned on any of the foregoing.

“Document” means any paper, whether negotiable or non-negotiable, including, but not limited to all shipping documents, warehouse receipts, documents of title, (whether or not assigned), policies or certificates of insurance, and other documents, security invoices and certificates of insurance, and other documents, security, invoices and certificates accompanying or relating to drafts drawn under the Remaining Letter of Credit, shipped, stored, or otherwise disposed of in connection with the Remaining Letter of Credit.

“Obligations” means, collectively, (a) all amounts, reimbursement obligations, loans and other indebtedness and obligations now owing or hereafter incurred to Secured Party pursuant to the Remaining Letter of Credit, as provided for by the LOC Agreement; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all fees and other amounts owing to Secured Party pursuant to the Remaining Letter of Credit, as provided for by the LOC Agreement; (d) every other liability, now or hereafter owing to Secured Party pursuant to the Remaining Letter of Credit, the LOC Agreement or any other Document; and (e) all Related Expenses incurred in connection with any of the foregoing.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by, imposed upon or asserted against, Secured Party in any attempt by Secured Party to (i) obtain, preserve, perfect or enforce this Agreement or any security interest evidenced by this Agreement, (ii) obtain payment, performance or observance of any or all of the Obligations, or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of Pledgor or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid.

3. Security Interest. Pledgor hereby grants to Secured Party a security interest in and an assignment of the Blocked Account, and pledges and assigns the Blocked Account to Secured Party, to secure the prompt and full payment and performance of the Obligations. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time, after the earlier to occur of (a) a violation by Pledgor of this Agreement, and (b) the occurrence of any one or more events of default, as provided for in the LOC Agreement, to cause any and all of the funds, credits and balances in the Blocked Account, including interest on the Blocked Account, to be applied, paid over or transferred to Secured Party or Secured Party’s nominee to satisfy the Obligations in whole or in part or to further provide cash collateral to secure the Obligations, and irrevocably authorizes, consents and agrees to Depository Bank accepting and executing any instructions or directions from Secured Party to effect any such transactions.

4. Rights and Remedies. Secured Party shall have all rights and remedies of a secured party under the Uniform Commercial Code and any other applicable law, in respect to the Blocked Account, including, without limitation, the rights to cause all funds, credits and balances in the Blocked Account from time to time to be paid over to Secured Party or as Secured Party may direct for application on the Obligations or for such other purposes as may be authorized under the LOC Agreement, this Agreement and/or the Uniform Commercial Code or other applicable law. The rights and remedies of Secured Party and Depository Bank stated herein are in addition to any other right, power, privilege or remedy, in law, in equity or otherwise, that Secured Party or Depository Bank may have.

5. CONTROL. PLEDGOR, SECURED PARTY AND DEPOSITORY BANK HEREBY AGREE THAT DEPOSITORY BANK WILL COMPLY WITH INSTRUCTIONS ORIGINATED BY SECURED PARTY DIRECTING DISPOSITION OF THE FUNDS IN THE BLOCKED ACCOUNT WITHOUT FURTHER NOTICE TO OR CONSENT BY PLEDGOR. SECURED PARTY SHALL HAVE EXCLUSIVE CONTROL OF THE DEPOSITORY ACCOUNT. DEPOSITORY BANK SHALL NOT COMPLY WITH ORDERS OR INSTRUCTIONS CONCERNING THE BLOCKED ACCOUNT FROM PLEDGOR AND, AS OF THE DATE OF THIS AGREEMENT, DEPOSITORY BANK SHALL ONLY COMPLY WITH ORDERS OR INSTRUCTIONS CONCERNING THE BLOCKED ACCOUNT FROM SECURED PARTY.

6. Pledgor’s Representations and Warranties. Pledgor represents and warrants to Secured Party and Depository Bank as follows:

(a) the Blocked Account has been established in the name of Pledgor as set forth above and is not evidenced by any instrument or certificate;

(b) the Blocked Account is not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other claim or encumbrance to or in favor of any person or entity other than Secured Party and Depository Bank, or to any agreement purporting to grant or create any such interest or claim, except for the security interest created by this Agreement and the rights of Depository Bank in respect of the Blocked Account;

(c) Pledgor has full power, authority and legal right to pledge the Blocked Account pursuant to the terms of this Agreement and this Agreement has been duly authorized, executed and delivered by and on behalf of Pledgor;

(d) no consent, license, permit, approval, authorization, filing or declaration with any governmental authority, domestic or foreign, and no consent of any person or entity (other than Depository Bank), is required to be obtained by Pledgor in connection with the pledge of the Blocked Account hereunder, that has not been obtained or made, and is not in full force and effect; and

(e) Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Secured Party. Pledgor is not insolvent, as defined in any applicable state, federal or foreign statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement. Pledgor is not engaged or about to engage in any business or transaction for which the assets retained by

Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations of Pledgor to Secured Party incurred hereunder. Pledgor does not intend to incur debts beyond Pledgor’s ability to pay such debts as they mature.

7. Additional Covenants of Pledgor.

(a) No Liens. Pledgor covenants and agrees to not create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance with respect to the Blocked Account, or any interest therein, except for the interests of Depository Bank and Secured Party provided for and referred to herein.

(b) Further Acts. Pledgor covenants and agrees (i) to cooperate, in good faith, with Depository Bank and Secured Party to do or cause to be done all such other acts as may be necessary to enforce the rights of Secured Party under this Agreement, and (ii) not to take any action with respect to the Blocked Account, or to fail to take any action that would be adverse to the interests of Depository Bank or Secured Party.

8. The Blocked Account. Depository Bank represents and warrants to Secured Party as follows:

(a) the Blocked Account has been established in the name of Pledgor as set forth above and is not evidenced by any instrument or certificate; and

(b) except for the interests of Pledgor and Secured Party in the Blocked Account, the records of Depository Bank do not indicate that any other person or entity has any claim to or interest in the Blocked Account.

9. Acknowledgements and Agreements of Depository Bank Depository Bank hereby acknowledges and consents and agrees to the security interest and assignment granted to Secured Party by Pledgor hereunder in the Blocked Account. Depository Bank hereby retains the rights that it may have against the Blocked Account, including (a) the rights to charge the Blocked Account in connection with returned items and (b) payment of Depository Bank account maintenance and service fees pursuant to the terms and conditions governing the Blocked Account as reflected from time to time (the “Blocked Account Agreement”). Depository Bank shall not agree with any third party that Depository Bank will comply with orders and instructions concerning the Blocked Account originated by such third party without the prior written consent of Secured Party.

10. Statements, Confirmations and Notice of Adverse Claims. Depository Bank shall send copies of all statements, confirmations and other correspondence concerning the Blocked Account simultaneously to Pledgor and Secured Party at the address of each set forth on the signature page of this Agreement. If any person or entity asserts any lien, encumbrance or adverse claim against the Blocked Account, Depository Bank shall immediately notify Secured Party. Pledgor and Depository Bank agree to provide to Secured Party at any time and from time to time such information regarding the Blocked Account and transactions relating thereto as Secured Party may request.

11. Liability of Depository Bank. Depository Bank shall not have any responsibility or liability to Pledgor for complying with instructions and orders concerning the Blocked Account originated by Secured Party at any time. Depository Bank shall not have any duty to investigate or make any determination as to whether a default or event of default exists under the LOC Agreement or under any other document, instrument or agreement.

12. Tax Reporting. To the extent so reported by Depository Bank, all items of income, gain, expense and loss recognized in the Blocked Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Pledgor.

13. Blocked Account Agreement. In the event of a conflict between this Agreement and the Blocked Account Agreement, or any other agreement relating to the Blocked Account, the terms of this Agreement shall prevail. Regardless of any provision in the Blocked Account Agreement, or any other agreement relating to the Blocked Account, the State of Ohio shall be deemed to be Depository Bank’s location for purposes of this Agreement and the perfection and priority of the security interest of Secured Party in the Blocked Account.

14. Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

15. Entire Agreement. This Agreement and the Blocked Account Agreement integrate all of the terms and conditions governing the Blocked Account and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

16. Interpretation. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Secured Party may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Depository Bank or Secured Party in respect of, nor any omission or delay by Depository Bank or Secured Party in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Depository Bank or Secured Party may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Depository Bank or Secured Party, as the case may be, may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Depository Bank or Secured Party shall be binding unless specifically granted by Depository Bank or Secured Party in writing, and each such writing shall be strictly construed. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

17. Successors and Assigns. This Agreement shall be binding upon Pledgor and Pledgor’s successors and assigns and shall inure to the benefit of, be enforceable and exercisable by, and be binding upon Depository Bank and Secured Party and their respective successors and assigns.

18. Termination. At such time as the Obligations shall have been irrevocably paid in full, the LOC Agreement satisfied and terminated and no commitment on the part of Secured Party to make any loan or advance, issue any letter of credit or otherwise provide credit or financial accommodations to Pledgor (or any affiliate of Pledgor) shall be in effect, Pledgor shall have the right to terminate this Agreement upon the earlier of (a) the expiration or termination of the Remaining Letter of Credit, or (b) the date that Pledgor delivers to Secured Party a back to back letter of credit, in form and substance acceptable to the Secured Party, ensuring payment of all amounts due under the Remaining Letter of Credit (including but not limited to any fees and expenses associated with such Remaining Letter of Credit). Upon the satisfaction of the conditions for termination of this Agreement set forth above and receipt by Secured Party of a written request from Pledgor to terminate this Agreement, Secured Party shall promptly acknowledge and agree to the termination of this Agreement, and permit Pledgor to resume control of the funds in the Blocked Account.

19. Counterparts. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

20. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered, addressed to each party at the address specified on the signature page of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two business days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Pledgor to Depository Bank or Secured Party pursuant to any of the provisions hereof shall not be effective until received by such party.

21. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Pledgor, Depository Bank and Secured Party hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflicts of laws. Pledgor hereby irrevocably submits to the non exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement or the LOC Agreement, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor, Depository Bank and Secured Party hereby irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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JURY TRIAL WAIVER. PLEDGOR, DEPOSITORY BANK AND SECURED PARTY HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG PLEDGOR, DEPOSITORY BANK AND SECURED PARTY, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed this Blocked Account Pledge and Control Agreement as of the date first written above.

Address:	23 Old Kings Highway South Darien, Connecticut 06120	JUPITERMEDIA CORPORATION
	Attn: President or General Counsel	By:	/s/ Alan M. Meckler
		Name:	Alan M. Meckler
		Title:	Chairman and Chief Executive Officer

Address:	127 Public Square Cleveland, Ohio 44114	KEYBANK NATIONAL ASSOCIATION, as Depository Bank
Attn: Institutional Bank
		By:	/s/ Jeff Kalinowsky
Jeff Kalinowsky Senior Vice President

Address:	127 Public Square Cleveland, Ohio 44114	KEYBANK NATIONAL ASSOCIATION, as Secured Party
Attn: Institutional Bank
		By:	/s/ Jeff Kalinowsky
Jeff Kalinowsky Senior Vice President

Signature Page to

Blocked Account Pledge and Control Agreement